                                                                    EXHIBIT 23.0


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Cooper Industries, Inc. of our report dated January 23, 2001, included in Appendix D to the Cooper Industries, Inc. Proxy Statement for the 2001 Annual Meeting of Shareholders.

We also consent to the incorporation by reference in the following Registration Statements on Form S-8 or Form S-3 of Cooper Industries, Inc. and in each related Prospectus of our report dated January 23, 2001, with respect to the consolidated financial statements incorporated herein by reference.

Registration
Statement No.                         Purpose
-------------                         -------
No. 2-71732         Form S-8 Registration Statement for Shares issuable pursuant to Substitute Deferred Compensation Agreements in connection with the acquisition of Crouse-Hinds Company

No. 2-33-14542      Form S-8 Registration Statement for Cooper Industries, Inc.
                    1985 and 1989 Employee Stock Purchase Plans

No. 333-02847       Form S-8 Registration Statement for Cooper Industries, Inc.
                    Directors" Stock Plan

No. 333-08277       Form S-8 Registration Statement for Cooper Industries, Inc.
                    Amended and Restated Stock Incentive Plan

No. 333-24237       Form S-3 Registration Statement for Cooper Industries, Inc.
                    Dividend Reinvestment and Stock Purchase Plan

No. 333-51439       Form S-8 Registration Statement for Cooper Industries, Inc.
                    Director's Retainer Fee Stock Plan

No. 333-51441       Form S-8 Registration Statement for Cooper Industries, Inc.
                    Second Amended and Restated Management Annual Incentive Plan

No. 333-37580       Form S-8 Registration Statement for Cooper Industries, Inc.
                    Cooper (UK) Employee Share Purchase Plan

No. 333-75475       Form S-3 Registration Statement for a shelf registration to issue up to $500 million of debt securities.


                                                       /s/ Ernst & Young LLP

Houston, Texas
March 27, 2001